UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2010

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                            Submission of Matters to a Vote of Security Holders.

On September 9, 2010, Elecsys Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders where stockholders were asked to vote on the election of  two Class II Directors and the other matters noted below.  Proxies were solicited by management in favor of the Class II director nominees, with no solicitation in opposition to management’s nominees.  The Class II director nominees were elected to serve for a period of three years until the Company’s 2013 Annual Meeting of Stockholders.  The number of votes cast for, against, or withheld, as well as the number of broker non-votes, for each nominee was as follows:

Nominee	Total Shares Voted	Votes Cast For	Votes Cast Against	Votes Withheld	Broker Non-Votes
Karl B. Gemperli	3,465,466	2,164,335	0	8,160	1,292,971
Casey Coffman	3,465,466	2,164,250	0	8,245	1,292,971

Mr. Stan Gegen, a Class III director, and Mr. Robert D. Taylor, a Class I director, will continue to serve as directors of the Company until their elective terms end at the Annual Meeting of Stockholders in 2011 and 2012, respectively.

In addition to the election of the Class II directors, stockholders approved the Company’s 2010 Equity Incentive Plan (the “Plan”).  2,132,063 shares voted for the Plan, 29,322 shares voted against the Plan, and 11,110 shares abstained.

Finally, stockholders ratified the Board of Directors’ appointment of McGladrey & Pullen LLP as independent registered public accountants of the Company for fiscal 2011.  The appointment was approved by 3,459,615 shares, 3,776 shares opposed, and 2,075 shares abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 7, 2010
ELECSYS CORPORATION

By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer